Exhibit 99.1

HUMAN GENOME SCIENCES, INC. 14200 Shady Grove Road, Rockville, Maryland 20850
HGS
FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301-315-2777
Kate de Santis
Director, Investor Relations
301-251-6003
U.S. GOVERNMENT AGREES TO PURCHASE ABTHRAX™
FROM HUMAN GENOME SCIENCES
FOR THE STRATEGIC NATIONAL STOCKPILE
- $165 million contract awarded under Project BioShield -
ROCKVILLE, Maryland — June 20, 2006 — Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced that the U.S. Government has exercised its option to purchase 20,000 treatment courses of ABthrax™ (raxibacumab) for the Strategic National Stockpile. HGS expects to receive approximately $165 million in revenues from this award, following delivery and licensure.
“We believe that ABthrax offers a significant step forward in the treatment of inhalational anthrax disease,” said H. Thomas Watkins, President and Chief Executive Officer. “HGS has demonstrated the efficacy of ABthrax in multiple preclinical studies in relevant animal models, and its safety and tolerability in a Phase 1 clinical trial in healthy adults. With our proven ability to scale up production in our manufacturing facilities, we expect to deliver ABthrax to the Strategic National Stockpile in 2008. Today’s announcement is an important milestone in Human Genome Sciences’ progress toward commercialization, since fulfilling the terms of this award will result in our company’s first product sales.”
About the Contract
Under the first phase of the contract (Contract Number HHSO10020050006C), which was announced in October 2005, HGS supplied ten grams of ABthrax to the U.S. Department of Health and Human Services (HHS) for comparative laboratory testing.

The HHS comparative testing results, along with the Company’s own preclinical and clinical study results, formed the basis of the U.S. Government’s decision to move ahead with the second phase of the contract, awarded by HHS under the Project BioShield Act of 2004 and announced today. Project BioShield is designed to accelerate the development, purchase and availability of medical countermeasures for the Strategic National Stockpile.
Under the second phase of the contract, HGS will manufacture and deliver 20,000 treatment courses of ABthrax to the Strategic National Stockpile. The Company will also complete the additional laboratory and clinical testing required to support the filing of a Biologics License Application (BLA) with the U.S. Food and Drug Administration (FDA), and to support the use of ABthrax in patients with inhalational anthrax disease in the event of an emergency prior to FDA licensure.
About ABthrax
ABthrax is a human monoclonal antibody to Bacillus anthracis protective antigen that was discovered and developed by HGS, using technology that HGS has integrated into the Company as part of its collaboration with Cambridge Antibody Technology. ABthrax was the first investigational agent against anthrax infection to be evaluated in a clinical study following the 2001 anthrax attacks in the United States. HGS has demonstrated the preventive and therapeutic efficacy of ABthrax in multiple preclinical studies in relevant animal models of inhalational anthrax, and has demonstrated the drug’s safety and tolerability in a Phase 1 clinical trial in healthy adults. In addition, the Company has developed the required assays and a scalable purification process for use in manufacturing the drug at HGS facilities in Rockville, Maryland. In 2003, ABthrax received a Fast Track Product designation from the FDA, as well as an Orphan Drug Designation for its use in the treatment of inhalational anthrax disease.
Two options are currently available for the prevention or treatment of anthrax infections — a vaccine and antibiotics. Both are essential to dealing with anthrax, but both have limitations. The anthrax vaccine takes several weeks following the initial doses before immunity is detectable, and requires multiple injections over a period of eighteen months, in addition to annual booster vaccination, to maintain protective immunity. Antibiotics are effective in killing anthrax bacteria, but are not effective against the anthrax toxins once those toxins have been released into the blood. Antibiotics do not provide the opportunity for development of protective immunity to future exposures. Antibiotics also may not be effective against antibiotic-resistant strains of anthrax.
In contrast to the anthrax vaccine, the protection afforded by a single dose of ABthrax would be immediate following the rapid achievement of appropriate blood levels of ABthrax. In contrast to antibiotics, ABthrax acts against the deadly toxins produced by anthrax bacteria. It may also prevent and treat infections by antibiotic-resistant strains of anthrax.

About Anthrax
Anthrax infection is caused by a spore-forming bacterium, Bacillus anthracis, which multiplies in the body and produces lethal toxins. Most anthrax fatalities are caused by the irreversible effects of the anthrax toxins. Research has shown that protective antigen is the key facilitator in the progression of anthrax infection at the cellular level. After protective antigen and the anthrax toxins are produced by the bacteria, protective antigen binds to the anthrax toxin receptor on cell surfaces and forms a protein-receptor complex that makes it possible for the anthrax toxins to enter the cells. ABthrax blocks the binding of protective antigen to cell surfaces and prevents the anthrax toxins from entering and killing the cells.
Conference Call
HGS management will hold a conference call to discuss this announcement today at 11:00 am Eastern Time. Investors may listen to the call by dialing 800-565-5442 or 913-312-1298, passcode 8274398, five to ten minutes before the start of the call. A replay of the conference call will be available for several days by dialing 888-203-1112 or 719-457-0820, passcode 8274398. This conference call also will be webcast. Interested parties who wish to listen to the webcast should visit the Human Genome Sciences website at www.hgsi.com. The archive of the conference call will be available several hours after the conference call and will remain available for several days.
About Human Genome Sciences
The mission of Human Genome Sciences is to discover, develop, manufacture and market innovative drugs that serve patients with unmet medical needs, with a primary focus on protein and antibody drugs.
For more information about Human Genome Sciences, please visit the Company’s web site at www.hgsi.com. For more information about ABthrax, visit www.hgsi.com/products/ABthrax.html.
ABthrax, HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the

Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company will continue to face risks related to animal and human testing, to the manufacture of ABthrax and to FDA concurrence that ABthrax meets the requirements of the ABthrax contract. If the Company is unable to meet the product requirements associated with the ABthrax contract, the U.S. Government will not be required to reimburse the Company for the costs incurred or to purchase any ABthrax doses. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
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